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                                  DEMAND NOTE
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$305,263.00                                                    February 10, 1999


                                R E C I T A L S:


     WHEREAS, Marathon Center, Inc., an Illinois Corporation ("Maker") has entered into negotiations with Paul H. Schwendener, Inc. ("Contractor") for the provision by Contractor of general contracting services relative to the construction of certain improvements on real estate located at 3232 North Halsted, Chicago, Illinois ("Property"); and

     WHEREAS, Maker is the owner of the Property; and

     WHEREAS, at the request and direction of Maker, Maurice Sanderman ("Lender") has this date disbursed directly to Contractor, for the benefit of Maker, the sum of this Note, as a payment for services rendered by Contractor for the Property pursuant to the request for payment attached hereto as Exhibit A and as evidenced by the payment by Maker to Contractor attached hereto as Exhibit B.

     FOR VALUE RECEIVED, Maker promises to pay to the order of Lender, the principal sum of Three Hundred Five Thousand Two Hundred Sixty Three and No/100 Dollars ($305,263.00) and interest beginning this date, on the balance of principal remaining from time to time unpaid at the rate of interest equivalent to the "Prime Rate" as determined from time to time by LaSalle National Bank as its prime rate, plus three percent (3.0%).

     All payments on account of this indebtedness evidenced by this Note shall be applied first to accrued and unpaid interest on the unpaid principal balance and the remainder to principal.

     Any payments of principal or interest not paid when demand is made shall bear interest at the rate of the lesser of the Prime Rate, as determined above, plus 5%, or the maximum rate of interest permitted to be charged in the State of Illinois. Payments of both principal and interest shall be made as Lender directs.

     All parties hereto severally waive presentment for payment, notice of dishonor and protest.

                                      Marathon Center, Inc.


                                      By:   /s/ Joseph R. Atkin
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                                      Its:  Vice President
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